Exhibit 99.1

KAT Gold Holdings Corp Purchases Global Gold Inc.

Mount Pearl, April 19th, 2012 - KAT Gold Holdings. (OTCBB: BVIG) www.katexploration.com

KAT Gold Holdings Corp announced today that it has consummated the acquisition of Global Gold Inc. a privately held Canadian company with assets in Ghana.

Ken Stead – CEO of KAT Gold states “With the purchase of Global Gold and its Ekom Eya gold mining operations, KAT Gold expands its scope beyond that of our established mineral exploration properties in the mining rich regions of Newfoundland into what is anticipated soon to be a gold producing company with operations in one of Africa’s most prolific mining regions, the Bibiani Gold Belt in Ghana. Having the Ekom Eya mining operation as part of our portfolio is a huge milestone for the company that we believe will propel us to a whole new level.”

The Ekom Eya gold project in Ghana has a minimum estimated resource of 300,000 oz, with intersections between 2m-8m grading up to 24g/t. A waste dump containing a minimum of 30,000t grading up to 9.76g/t along with a yet to be quantified tailings area which holds significant reserves of mine tailings with random sampling results exceeding 21g/t. The mine tailings resource, together with the already mined waste dump is a focus for immediate production.

The focus of KAT Gold is to establish low cost gold production at the Ekom Eya mining operations which is expected to contribute substantially to the company’s near-term growth.

KAT Gold's Managing Director for Africa is Thomas Brookes, formerly CEO and founder of Global Gold, who for more than 30 years, has been involved in the exploration and extraction of natural resources from drilling for oil and natural gas in Canada's high arctic to working in the gold fields of northwest British Columbia and the Yukon Territories. Mr. Brookes has a long established presence in Ghana West Africa having opened an office in Accra, Ghana in 2004 and has travelled extensively through all of the major Gold producing areas, including those off Burkina-Faso.

During these travels Thomas has met with the principles of several ongoing Gold mining operations and has also gained firsthand experience in the social skills necessary during negotiations with the local dignitaries and also the procedural elements regarding dealings with various Government departments.  With Thomas Brookes leading the way in supervising the production of the Ekom Eya mining operation, along with planned acquisitions of other Gold prospects, KAT Gold Holdings Corp believes it will become a major contender within the African Gold mining industry.

Mr. Stead - CEO stated “Thomas Brookes is a seasoned professional with a reputation for getting things done. He has operated extensively in Ghana and other countries in the regions. His “boots on the ground experience” is invaluable and substantially reduces, if not completely eliminates any learning curve. Our next step planned is to ramp up Gold Production at the Ekom Eya mine which we believe is a very significant Gold deposit.

Details of the Ekom Eya mining operation can be view at www.katexploration.com under the title “Business Summary” in the "Most Popular" section on the home page.

Kat Gold Holdings Corp would also like to recognize Gracin & Marlow-LLP, www.gracinmarlow.com our representative attorneys for executing the transaction between Kat Gold Holdings Corp and Global Gold Inc. in a timely and professional manner.

This release includes forward-looking statements on our current expectations and projections about future events. In some cases forward-looking statements can be identified by terminology such as "may," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions. These statements are based upon current beliefs, expectations and assumptions and are subject to a number of risks and uncertainties, many of which are difficult to predict and include statements regarding our anticipated gold production, our expected growth and our ability to compete within the African gold mining industry. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from those reflected in our forward-looking statements include, among others, a failure of our new mine to produce the anticipated quantity of gold, our failure to obtain the necessary funding to conduct our anticipated operations, our ability to successfully integrate the new management and other factors described in our report on Form 10-K for the year ended December 31, 2011 and any other filings with the SEC. The information in this release is provided only as of the date of this release, and Kat Gold Holdings Corp. undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

Ken Stead

President & CEO

KAT Gold Holdings Corp.

www.katexploration.com